UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2016

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 249-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors or Certain Officers

On January 13, 2016, Matthew Lee resigned as the Chief Operating Officer, Secretary and as the Chairman of the Board of Directors of Cabinet Grow, Inc. (the "Company") for personal reasons and to pursue other interests.  Mr. Lee indicated that his resignation was voluntary and has no disagreements with management.

On January 13, 2016, Samuel May notified the Company that he is resigning as the Company’s President, Chief Executive Officer and Interim Chief Financial Officer for personal reasons and to pursue other interests.  Mr. May indicated that his resignation was voluntary and has no disagreements with management and will continue to serve on the Company’s Board of Directors as Chairman.

 Appointment of Principal Officer

On January 12, 2016, Mr. Barry Hollander was appointed Chief Executive Officer and Chief Financial Officer of the Company and has also been named to serve as a member of the Board of Directors and shall serve until the 2016 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected, qualified and practicable to replace Mr. Hollander. Mr. Hollander has agreed to a monthly compensation of a minimum of $2,000 per month, and may be increased if additional time is required.

Mr. Hollander was previously the company's CFO from May 15, 2014 (inception) through November 19, 2015.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Resignation of Matthew Lee
5.2	Resignation of Samuel May

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABINET GROW, INC.

Date: January 14, 2016	By:	/s/ Barry Hollander
Barry Hollander Chief Executive Officer